EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Fixed Income Securities Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Tricon Global
Restaurant
	Date of Purchase:       4/9/2001
	Underwriter from whom Purchased:
                              Goldman Sachs & Co.
	Affiliated Underwriters:
		FleetBoston Corp.
	Other Members of Syndicate:
	                        JP Morgan/Chase
Securities
	                        Salomon Smith Barney
	                        Merrill Lynch & Co.
                              Banc One Capital
Markets
                              Sun Trust Equitable
Sec.
	Aggregate dollar amount of purchase:
					$1,250,000 par
	Aggregate dollar amount of offering:
					$200,000,000
	Purchase price (net of fees and expenses):

	$100 per share
	Date offering commenced:
					4/9/2001
	Commission:			1%